Exhibit 10.2

Truist Bank, as Administrative Agent and
The Lenders Party to the Credit Agreement (as defined below)
Mail Code GA-ATL-3950
3333 Peachtree Road, NE
Atlanta, GA 30326
Attention: Amanda Parks
Amanda.Parks@suntrust.com
Fax: (404) 926-5100

Re:    Limited Consent

June 23, 2020

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of January 28, 2019 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among ON DECK CAPITAL, INC., a Delaware corporation, as the Company, TRUIST BANK (as successor to SUNTRUST BANK), as administrative agent for the “Revolving Lenders” party to the Credit Agreement (in such capacity, “Administrative Agent”) and each of the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

With respect to the Monthly Period ending April 30, 2020, an Asset Performance Payout Event (Level 1) (the “May APPE”) described on Exhibit E to the Credit Agreement occurred, after giving effect to the final sentence of Appendix E, on May 18, 2020 (the “Payout Period Start Date”). Under the terms of the Credit Agreement, on June 17, 2020, the Company repaid the aggregate outstanding principal amount of Revolving Loans in an amount equal to (i) the aggregate principal amount of Revolving Loans on the Payout Period Start Date times (ii) the applicable Payout Period Percentage. The parties hereto acknowledge that, as a consequence of the May APPE and the Payout Period Start Date, the Revolving Commitment Termination Date occurred on May 18, 2020, and the Lenders are no longer required to make Revolving Loans under the terms of the Credit Agreement.

With respect to the Monthly Period ending May 31, 2020, an Asset Performance Payout Event (Level 2) (the “June APPE”) described on Exhibit E to the Credit Agreement occurred, after giving effect to the final sentence of Appendix E, on June 17, 2020. The Company and the Lenders hereby acknowledge that the effect of the occurrence of the June APPE is the increase to the Payout Period Percentage (the “Payout Period Percentage Increase”). The Company requests, and the Administrative Agent and Lenders hereby consent and agree, that the Payout Period Percentage Increase shall not be effective until July 14, 2020 (such date, as extended from time to time, the “Extended Date”), notwithstanding anything to the contrary contained in the Credit Agreement or the other Credit Documents.

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Exhibit 10.2

This Limited Consent is a limited consent and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute (a) a waiver of any Default or Event of Default or (b) except as expressly set forth herein, a waiver or amendment of any term or condition of the Credit Agreement and the other Credit Documents (without limitation of the forgoing, for the avoidance of doubt, this Limited Consent does not waive or impact the occurrence of the Payout Period Start Date (or any effect under the Credit Agreement resulting from the occurrence thereof), the continued effect of the May APPE or the requirement under the Credit Agreement to pay the Revolving Loans in the amount required under Section 2.6 of the Credit Agreement when due (including, after the Extension Date, as increased by the Payout Period Percentage Increase)), (iii) shall not constitute nor be deemed to constitute a consent by Administrative Agent or any Lender to anything other than as expressly set forth herein, and (iv) shall not constitute a custom or course of dealing among the parties hereto. Except as otherwise expressly provided herein, the Credit Agreement and each of the other Credit Documents shall remain in full force and effect in accordance with their respective terms. Except as specifically set forth herein, Administrative Agent and the Lenders reserve all of their respective rights and remedies under the Credit Agreement and the Credit Documents.

In consideration of the Limited Consent granted hereunder (and as a condition to the effectiveness hereof), (a) Company hereby represents and warrants to Administrative Agent and the Lenders that (i) no Default or Event of Default has occurred and is continuing as of the date hereof, (ii) the representations and warranties made by the Company contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation and warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects as of such earlier date), (iii) the execution, delivery and performance by the Company of this letter agreement, have been duly authorized by all necessary corporate action and (iv) this letter agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity and (b) substantially concurrently with the consummation of this Limited Consent (and, in any event, not later than the date hereof), the Company shall pay to the Administrative Agent on behalf of the Lenders, $5,000,000 of the outstanding principal amount of the Revolving Loans (the “Paydown Amount”) (and any interest owing as of the payment date with respect to such principal amount) which amount shall be distributed in accordance with Section 2.12(c) of the Credit Agreement and shall permanently reduce the outstanding amount of the Revolving Credit Commitment of each Revolving Lender in accordance with their Pro Rata Share as set forth in Section 2.9 (the three Business Day prior written notice being hereby waived). The parties hereby agree that the Paydown Amount so prepaid shall either, at the option of the Company, (x) reduce the amount of the payment due by the Company on the Interest Payment Date occurring on July 17, 2020 pursuant to Section 2.6 of the Credit Agreement by an amount equal to the Paydown Amount or (y) if the Company, the Administrative Agent and the Lenders agree (in their respective sole discretions) to effect an amendment of the Credit Agreement on or prior to July 17, 2020, be credited to any amount which would have otherwise been agreed to by the parties as a prepayment or repayment of Revolving Loans and permanent reduction of the Revolving Credit Commitments required by the terms thereof.

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Exhibit 10.2

The Company hereby further agrees that on or before June 26, 2020, the Company will pay to the Administrative Agent all fees and expenses of the Administrative Agent invoiced prior to the date hereof including legal and consulting fees and expenses so invoiced. In addition to any rights and remedies under the Credit Documents, if such amounts are not received by the Administrative Agent on or prior to such date, this Limited Consent shall terminate on June 26, 2020 and the Payout Period Percentage Increase shall be effective immediately.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts together shall constitute one and the same instrument. Signature pages to this letter agreement may be detached from multiple separate counterparts and attached to the same document and a telecopy or pdf of any such executed signature page shall be valid as an original. This letter agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

This letter agreement constitutes a Credit Document and shall be a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the state of New York.
-- Remainder of page intentionally left blank; signature pages follow --
Each of the undersigned has caused this letter agreement to be duly executed and delivered as of the date first above written.

ON DECK CAPITAL, INC., as Company By: /s/ Kenneth A. Brause Name: Kenneth A. Brause Title: Chief Financial Officer
TRUIST BANK, as Administrative Agent By: /s/ Amanda Parks Name: Amanda Parks Title: SVP
TRUIST BANK, as a Lender By: /s/ Amanda Parks Name: Amanda Parks Title: SVP

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SILICON VALLEY BANK, as a Lender By: /s/ Alexander Addario Name: Alexander Addario Title: Director
FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Lise Hinton Name: Lise Hinton Title: Sr. Vice President
REGIONS BANK,
as a Lender

By: /s/ Hichem Kerma
Name: Hichem Kerma
Title: Managing Director

CONGRESSIONAL BANK,
as a Lender

By: /s/ James H. Peterson
Name: James H. Peterson
Title: EVP & CCO

BANCALLIANCE INC.,
as a Lender

BY: ALLIANCE PARTNERS LLC, ITS ATTORNEY-IN-FACT

By: /s/ John Gray
Name: John Gray
Title: Executive Vice President